      As filed with the Securities and Exchange Commission on July 31, 2000
                                                  Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            INSIGHT ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

               Delaware                                       86-0766246
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)

                              1305 West Auto Drive
                              Tempe, Arizona 85284
               (Address of Principal Executive Offices) (Zip Code)
               ---------------------------------------------------

             INSIGHT ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
             ------------------------------------------------------
                    Eric J. Crown, Co-Chief Executive Officer
                            Insight Enterprises, Inc.
                              1305 West Auto Drive
                              Tempe, Arizona 85284
                     (Name and address of agent for service)

                                 (480) 902-1001
          (Telephone number, including area code, of agent for service)
          -------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                        PROPOSED               PROPOSED
           TITLE OF                  AMOUNT             MAXIMUM                MAXIMUM              AMOUNT OF
          SECURITIES                 TO BE              OFFERING              AGGREGATE            REGISTRATION
             TO BE               REGISTERED (1)          PRICE                 OFFERING                FEE
          REGISTERED             --------------      PER SHARE (2)             PRICE (2)           ------------
          ----------                                 -------------             ---------
Common Stock,                        237,500            $44.375              $10,539,062              $2,782.31
$.01 par value

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of the Registrant's Common Stock on July 28, 2000.

         This registration statement also relates to the Form S-8 Registration Statement No. 33-96280, the contents of which are incorporated herein by reference pursuant to General Instruction E to Form S-8. Under such Registration Statement the Registrant registered 100,000 shares of common stock for issuance under the Insight Enterprises, Inc. Employee Stock Purchase Plan.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on May 31, 2000.

                                         INSIGHT ENTERPRISES, INC.,
                                         a Delaware corporation


                                         By  /s/ Eric J.  Crown
                                             ---------------------------------
                                             Eric J. Crown
                                             Co-Chief Executive Officer and
                                             Chairman of the Board


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

NAME AND SIGNATURE        TITLE                                         DATE
------------------        -----                                         ----
/s/ Eric J. Crown         Co-Chief Executive Officer                    May 31, 2000
---------------------     and Chairman of the Board
Eric J. Crown             (Principal Executive Officer)


/s/ Timothy A. Crown      Co-Chief Executive Officer,                   May 31, 2000
---------------------     President and Director
Timothy A. Crown

/s/ Stanley Laybourne     Chief Financial Officer, Secretary,           May 31, 2000
---------------------     Treasurer and Director
Stanley Laybourne         (Principal Financial and
                          Accounting Officer)


                          Director                                      May ____, 2000
---------------------
Larry A. Gunning

                          Director                                      May ____, 2000
---------------------
Robertson C. Jones

                                  EXHIBIT INDEX

    EXHIBIT                                                           PAGE OR
    NUMBER                        DESCRIPTION                     METHOD OF FILING
    ------                        -----------                     ----------------
       5          Opinion of Snell & Wilmer L.L.P.

      23.1        Consent of KPMG LLP

      23.2        Consent of Snell & Wilmer L.L.P.                Included in Exhibit 5